EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Form 8-K/A of our report dated February 26, 2004, except for Note K which is dated March 12, 2004, on the financial statements of Compendit, Inc. for the two years ended December 31, 2003.


                             /s/ Grant Thornton LLP

May 10, 2004
Chicago, Illinois